Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Second Quarter 2026 Results

Wakefield, MA— July 28, 2026—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the second quarter ended June 30, 2026.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As we continue to move through 2026, our focus remains squarely on maximizing shareholder value through our expanded evaluation of strategic alternatives, proactive asset management, and efforts to improve leasing and occupancy.

During the quarter, we endeavored to make progress on several important strategic initiatives that we believe  could help position the Company to potentially capitalize on incrementally improving market conditions, while maintaining financial and strategic flexibility.

Most notably, during the quarter, we expanded and formally launched our expanded strategic review process with BofA Securities and JLL Real Estate Investment Banking serving as our co-financial advisors. We believe this enhanced framework broadens our ability to identify, evaluate and execute upon a wide range of possible strategic opportunities, including potential corporate transactions, portfolio level transactions, individual asset dispositions and other initiatives intended to maximize shareholder value. We look forward to continuing to work closely with our co-advisors to carefully evaluate credible opportunities to maximize shareholder value.

Importantly, our recent refinancing of our outstanding debt has provided the Company with increased flexibility, allowing us to avoid making forced or rushed decisions and instead pursue strategic initiatives in a disciplined and thoughtful manner. This position allows us to act opportunistically as market conditions evolve and as attractive opportunities emerge.

Subsequent to the end of the quarter, on July 8, 2026, we sold our Greenwood Plaza property located in Englewood, Colorado to University of Colorado Health for a gross selling price of approximately $19.4 million.  In addition, on July 8, 2026, we used approximately $8.5 million of the net proceeds from the disposition for the repayment of debt, including interest and fees.  We believe that this disposition reflects disciplined execution, targeted owner-user marketing, and continued progress on our broader strategic objectives.  We filed a Form 8-K on July 13, 2026 announcing the sale and presenting pro forma financial information as adjusted to give effect to the sale of the property in our unaudited pro forma condensed consolidated financial statements.

Nationally, the office investment market continues to exhibit incremental signs of stabilization. Leasing activity has generally improved, new office construction has declined dramatically, and investment sales activity has continued a modest recovery nationally. While capital markets remain selective and transaction activity continues to be below historical averages, we believe these trends represent the potential early stages of greater normalization in the office sector and could provide a potentially more constructive environment for well-located institutional quality office assets over time.

Operationally, we remain focused on improving occupancy, extending lease duration, prudently managing operating expenses, and allocating capital where we believe it can generate the greatest long-term value for our shareholders.  Notably, we were successful in reducing general and administrative expenses for the six months ended June 30, 2026 by $1.7 million compared to the six months ended June 30, 2025 as a result of lower personnel costs.

We continue to believe that the combination of an expanded and active strategic review process, disciplined execution, and leasing progress provides the best path to maximizing value. We remain focused on taking the actions necessary to deliver the strongest possible outcomes for our shareholders.”

Financial Highlights

●	GAAP net loss was $16.6 million and $26.1 million, or $0.16 and $0.25 per basic and diluted share for the three and six months ended June 30, 2026, respectively.
●	Funds From Operations (FFO) was $1.6 million and $2.7 million, or $0.02 and $0.03 per basic and diluted share, for the three and six months ended June 30, 2026, respectively.
●	General and administrative expenses for the six months ended June 30, 2026, were $1.7 million lower compared to the six months ended June 30, 2025 as a result of lower personnel costs.
●	On July 8, 2026, we sold our property Greenwood Plaza property located in Englewood, Colorado for a gross selling price of approximately $19.4 million and used proceeds to repay debt of approximately $8.5 million, including interest and fees. We retained cash from the sale of approximately $8.9 million.

Leasing Highlights

●	During the six months ended June 30, 2026, we leased approximately 170,000 square feet of space of which approximately 120,000 were from renewals and expansions of existing tenants.
●	Our directly-owned real estate portfolio of 14 properties, totaling approximately 4.8 million square feet, was approximately 67.4% leased as of June 30, 2026, compared to approximately 68.9% leased as of December 31, 2025. The decrease in the leased percentage is due to lease expirations exceeding new executed leases during the six months ended June 30, 2026.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the six months ended June 30, 2026, was $34.34, or 7.4% higher than average rents in the respective properties for the year ended December 31, 2025. The average lease term on leases signed during the six months ended June 30, 2026, was 6.3 years compared to 5.7 years during the year ended December 31, 2025. Overall, the portfolio weighted average rent per occupied square foot was $30.79 as of June 30, 2026, compared to $30.86 as of December 31, 2025.
●	We believe that our continuing portfolio of real estate is well located within their respective markets, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with long-term upside leasing potential.

Dividend

On March 9, 2026, the Company announced that the Board of Directors had determined to suspend the payment of quarterly dividends.  The Board did so in part to redeploy that capital into leasing efforts intended to enhance the value of our portfolio.

The Company estimates that suspension of the dividend will preserve approximately $4.1 million in cash on an annualized basis. The Board and the Company will reassess, on a quarterly basis, when and if quarterly dividend payments can be reinstated and will announce any change to the dividend policy.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated the operations of our Monument Circle sponsored REIT into our financial statements and on June 6, 2025, the property held by Monument Circle was sold and Monument Circle and the corporation that had been its sole member were dissolved on December 9, 2025.  Additional information about the consolidation of Monument Circle can be found in Note 2, “Significant Accounting Policies - Variable Interest Entities (VIEs)”, Note 3, “Related Party Transactions and Investments in Non-Consolidated Entities -

Management fees and interest income from loans” and Note 10, “Disposition of Properties and Assets Held for Sale”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for year ended December 31, 2025.

Non-GAAP Financial Information

A reconciliation of Net loss to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of June 30, 2026.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP is focused on long-term growth and appreciation.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our review of strategic alternatives, expectations for future potential leasing activity, expectations for property dispositions, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the long-term effects of the COVID-19 pandemic, wars, terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, impacts of changes in tariffs that the United States and other countries have announced or implemented, as well as any additional new tariffs, trade restrictions or export regulations that may be implemented or reversed in the future, inflation rates, interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated, such as utility rate and usage increases, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, which may be further updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2026	2025	2026	2025

Revenue:
Rental	$26,355	$26,715	$52,580	$53,822
Total revenue	26,355	26,715	52,580	53,822

Expenses:
Real estate operating expenses	10,006	10,701	20,296	20,796
Real estate taxes and insurance	4,550	4,191	8,793	9,560
Depreciation and amortization	10,432	10,626	21,012	21,450
General and administrative	2,401	3,281	5,070	6,765
Interest	7,987	6,339	14,799	12,030
Total expenses	35,376	35,138	69,970	70,601

Loss on extinguishment of debt	—	(3)	(1,267)	(5)
Gain (loss) on sale of properties and impairment of assets held for sale, net	(7,691)	384	(7,691)	(12,900)
Interest income	157	248	320	507
Loss before taxes	(16,555)	(7,794)	(26,028)	(29,177)
Tax expense	50	82	104	134
Net loss	$(16,605)	$(7,876)	$(26,132)	$(29,311)

Weighted average number of shares outstanding, basic and diluted	103,810	103,610	103,751	103,589

Loss per share, basic and diluted:
Net loss per share, basic and diluted	$(0.16)	$(0.08)	$(0.25)	$(0.28)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and par value amounts)	2026	2025
Assets:
Real estate assets:
Land	$95,782	$98,883
Buildings and improvements	1,053,670	1,091,728
Fixtures and equipment	11,220	11,572
	1,160,672	1,202,183
Less accumulated depreciation	402,633	408,461
Real estate assets, net	758,039	793,722
Acquired real estate leases, less accumulated amortization of $15,468 and $14,648, respectively	1,670	2,490
Asset held for sale	17,987	—
Cash, cash equivalents and restricted cash	22,459	30,571
Tenant rent receivables	1,436	471
Straight-line rent receivable	37,411	38,744
Prepaid expenses and other assets	4,445	4,080
Office computers and furniture, net of accumulated depreciation of $990 and $1,047, respectively	132	136
Deferred leasing commissions, net of accumulated amortization of $13,832 and $14,571, respectively	21,275	22,670
Total assets	$864,854	$892,884

Liabilities and Stockholders’ Equity:
Liabilities:
Initial Term Loans, less unamortized financing costs and OID of $21,864	$253,136	$—
Term loans payable, less unamortized financing costs of $441	—	125,555
Series A & Series B Senior Notes, less unamortized financing costs of $236	—	122,686
Accounts payable and accrued expenses	24,220	28,724
Accrued compensation	349	2,394
Tenant security deposits	6,207	6,198
Lease liability	923	316
Acquired unfavorable real estate leases, less accumulated amortization of $59 and $56, respectively	31	34
Total liabilities	284,866	285,907

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 104,011,708 and 103,690,340 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,335,766	1,335,586
Accumulated distributions in excess of accumulated earnings	(755,788)	(728,619)
Total stockholders’ equity	579,988	606,977
Total liabilities and stockholders’ equity	$864,854	$892,884

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net loss	$(26,132)	$(29,311)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	23,763	22,818
Amortization of above and below market leases	(1)	—
Shares issued as compensation	180	225
Loss on extinguishment of debt	1,267	5
Loss on sale of properties and impairment of assets held for sale, net	7,691	12,900
Changes in operating assets and liabilities:
Tenant rent receivables	(965)	(285)
Straight-line rents	951	(4)
Lease acquisition costs	(269)	(115)
Prepaid expenses and other assets	239	(287)
Accounts payable and accrued expenses	(5,171)	(10,924)
Accrued compensation	(2,045)	(1,186)
Tenant security deposits	9	52
Payment of deferred leasing commissions	(1,634)	(2,247)
Net cash used in operating activities	(2,117)	(8,359)
Cash flows from investing activities:
Property improvements, fixtures and equipment	(5,834)	(7,320)
Proceeds received from sales of properties	—	6,099
Net cash used in investing activities	(5,834)	(1,221)
Cash flows from financing activities:
Distributions to stockholders	(1,037)	(2,071)
Cost of extinguished debt	(1,018)	—
Proceeds received from Initial Term Loans	258,500	—
Repayments of Term loans payable	(125,995)	(260)
Repayments of Series A&B Senior Notes	(122,922)	(254)
Deferred financing costs	(7,689)	—
Net cash used in financing activities	(161)	(2,585)
Net decrease in cash, cash equivalents and restricted cash	(8,112)	(12,165)
Cash, cash equivalents and restricted cash, beginning of year	30,571	42,683
Cash, cash equivalents and restricted cash, end of period	$22,459	$30,518

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2026	143,154	3.0%
2027	551,951	11.5%
2028	240,505	5.0%
2029	505,301	10.5%
2030	268,950	5.6%
Thereafter (2)	3,099,626	64.4%
	4,809,487	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,568,810 square feet of vacancies at our owned properties as of June 30, 2026.

(dollars & square feet in 000's)	As of June 30, 2026
			% of	Square	% of
State	Properties (1)	Investment (1)	Portfolio (1)	Feet	Portfolio

Colorado	3	$397,037	52.4%	2,143	44.6%
Texas	7	252,969	33.4%	1,908	39.7%
Minnesota	3	108,033	14.2%	758	15.7%
Total	13	$758,039	100.0%	4,809	100.0%

(1) Excludes an asset held for sale in Colorado that was sold on July 8, 2026.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

			For the Six
(in thousands)	For the Three Months Ended		Months Ended
	31-Mar-26	30-Jun-26	30-Jun-26
Tenant improvements	$3,386	$1,838	$5,224
Deferred leasing costs	1,386	248	1,634
Non-investment capex	489	729	1,218
	$5,261	$2,815	$8,076

(in thousands)	For the Three Months Ended				Year Ended
	31-Mar-25	30-Jun-25	30-Sep-25	31-Dec-25	31-Dec-25
Tenant improvements	$2,374	$1,415	$4,469	$2,023	$10,281
Deferred leasing costs	545	1,702	929	1,050	4,226
Non-investment capex	1,258	750	753	1,154	3,915
	$4,177	$3,867	$6,151	$4,227	$18,422

Square foot & leased percentages	June 30,	December 31,
	2026	2025
Owned Properties:
Number of properties	14	14
Square feet	4,809,487	4,807,663
Leased percentage	67.4%	68.9%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					First		Second
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Mar-26	Leased (2)	30-Jun-26	Leased (2)
				Jan-00		Jan-00
1	PARK TEN	Houston, TX	157,609	86.8%	86.8%	86.8%	86.8%
2	PARK TEN PHASE II	Houston, TX	156,746	76.3%	76.3%	78.3%	77.6%
3	GREENWOOD PLAZA (3)	Englewood, CO	196,236	65.0%	65.0%	65.0%	65.0%
4	ADDISON	Addison, TX	289,333	64.3%	64.3%	64.3%	64.3%
5	LIBERTY PLAZA	Addison, TX	217,841	66.9%	66.9%	64.3%	66.0%
6	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
7	121 SOUTH EIGHTH ST	Minneapolis, MN	297,744	75.2%	76.4%	75.5%	74.8%
8	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
9	LEGACY TENNYSON CTR	Plano, TX	209,562	60.9%	60.9%	60.9%	60.9%
10	WESTCHASE I & II	Houston, TX	629,025	66.2%	67.4%	67.0%	67.2%
11	1999 BROADWAY	Denver, CO	682,639	50.7%	50.7%	47.5%	48.6%
12	1001 17TH STREET	Denver, CO	652,423	77.4%	76.7%	74.5%	76.4%
13	PLAZA SEVEN	Minneapolis, MN	330,096	48.9%	48.9%	45.3%	46.5%
14	600 17TH STREET	Denver, CO	612,143	69.7%	69.3%	69.7%	69.7%
	OWNED PORTFOLIO		4,809,487	68.4%	68.5%	67.4%	67.9%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	This property was sold on July 8, 2026.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of June 30, 2026

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	5.2%
2	EOG Resources, Inc.	169,167	3.5%
3	US Government	168,573	3.5%
4	Kaiser Foundation Health Plan, Inc.	120,979	2.5%
5	Deluxe Corporation	98,922	2.1%
6	Olin Corporation	81,480	1.7%
7	Ping Identity Corp.	71,523	1.5%
8	Permian Resources Operating, LLC	67,856	1.4%
9	Hall and Evans LLC	65,878	1.4%
10	Cyxtera Management, Inc.	61,826	1.3%
11	Precision Drilling (US) Corporation	59,569	1.2%
12	PwC US Group	54,334	1.1%
13	Coresite, LLC	49,518	1.0%
14	Schwegman, Lundberg & Woessner, P.A.	46,269	1.0%
15	Ark-La-Tex Financial Services, LLC.	41,011	0.9%
16	Invenergy, LLC.	35,088	0.7%
17	Chevron U.S.A., Inc.	35,088	0.7%
18	Moss, Luse & Womble, LLC	34,071	0.7%
19	QB Energy Operating, LLC.	34,063	0.7%
20	WDT Acquisition Corporation	30,913	0.6%
	Total	1,574,527	32.7%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net loss to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net loss to FFO and AFFO:	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share amounts)	2026	2025	2026	2025

Net loss	$(16,605)	$(7,876)	$(26,132)	$(29,311)
Loss (gain) on sale of properties and impairment of asset held for sale, net	7,691	(384)	7,691	12,900
Amortization of favorable leases	(1)	—	(1)	—
Depreciation & amortization	10,432	10,626	21,012	21,450
NAREIT FFO	1,517	2,366	2,570	5,039
Lease Acquisition costs	49	150	147	204
Funds From Operations (FFO)	$1,566	$2,516	$2,717	$5,243

Funds From Operations (FFO)	$1,566	$2,516	$2,717	$5,243
Loss on extinguishment of debt	—	3	1,267	5
Amortization of deferred financing costs and OID	1,732	683	2,752	1,368
Shares issued as compensation	180	225	180	225
Straight-line rent	730	(74)	951	(4)
Tenant improvements	(1,838)	(1,415)	(5,224)	(3,789)
Leasing commissions	(248)	(1,702)	(1,634)	(2,247)
Non-investment capex	(729)	(750)	(1,218)	(2,008)
Adjusted Funds From Operations (AFFO)	$1,393	$(514)	$(209)	$(1,207)

Per Share Data
EPS	$(0.16)	$(0.08)	$(0.25)	$(0.28)
FFO	$0.02	$0.02	$0.03	$0.05
AFFO	$0.01	$(0.00)	$(0.00)	$(0.01)

Weighted average shares (basic and diluted)	103,810	103,610	103,751	103,589

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs and original issue discounts, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	30-Jun-26	31-Mar-26	(Dec)	Change
Region
MidWest	758	$1,466	$1,372	$94	6.9%
South	1,908	4,479	4,692	(213)	(4.5)%
West	2,143	5,607	5,397	210	3.9%
Property NOI* from Owned Properties	4,809	11,552	11,461	91	0.8%
Disposition and Acquisition Properties (a)	-	—	(10)	10	0.1%
NOI*	4,809	$11,552	$11,451	$101	0.9%

Sequential Same Store		$11,552	$11,461	$91	0.8%

Less Nonrecurring
Items in NOI* (b)		347	52	295	(2.6)%

Comparative
Sequential Same Store		$11,205	$11,409	$(204)	(1.8)%

Reconciliation to	Three Months Ended	Three Months Ended
Net loss	30-Jun-26	31-Mar-26
Net loss	$(16,605)	$(9,527)
Add (deduct):
Loss on extinguishment of debt	—	1,267
(Gain) loss on sale of properties and impairment of assets held for sale, net	7,691	—
Management fee income	(311)	(375)
Depreciation and amortization	10,432	10,580
Amortization of above/below market leases	(1)	—
General and administrative	2,401	2,669
Interest expense	7,987	6,812
Interest income	(157)	(163)
Non-property specific items, net	115	188

NOI*	$11,552	$11,451

(a)	We define Disposition and Acquisition Properties as properties that were sold acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.